UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2026

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11311 Concept Blvd Largo, FL	33773
(Address of principal executive offices)	(Zip code)

(727) 392-6464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2026, CONMED Corporation (the “Company”) announced the separation of Mr. Todd Garner, the Company’s Chief Financial Officer (“CFO”), effective on the earlier of March 15, 2026 or the date on which the Company appoints a new permanent CFO (the “CFO Transition Date”). In order to ensure a smooth transition, Mr. Garner has agreed to remain employed by the Company through November 2, 2026 (the “Consulting Period”). The Company has retained an executive search firm and commenced a comprehensive search for its next CFO. In connection with the Company’s termination of Mr. Garner as CFO, he will receive severance benefits under the Company’s Executive Severance Plan in connection with a Qualifying Termination (as such term is defined in such plan). Mr. Garner’s separation did not arise from any disagreement on any matter relating to the operations, policies, financial results or accounting practices of the Company.

In connection with Mr. Garner’s transition, the Company and Mr. Garner entered into a Transition Letter Agreement (the “Letter Agreement”). Under the Letter Agreement, during the period Mr. Garner remains CFO through the CFO Transition Date, he will continue to receive his current compensation and benefits, including eligibility to receive his 2025 annual bonus to the extent earned, but he will not be entitled to receive an annual equity award grant in the first quarter of 2026. During the Consulting Period, Mr. Garner will continue to receive his current base salary and remain eligible to receive a pro-rated annual cash bonus for service during 2026 based on his 2025 target bonus opportunity, determined in accordance with the Company’s annual bonus plan metrics; provided that he will not be eligible for a 2026 bonus if his employment is terminated by the Company for “Cause” (as defined in the Company’s Executive Severance Plan) or if he breaches the Letter Agreement or applicable restrictive covenants. Mr. Garner will also remain eligible to participate in the Company’s employee benefit plans during the Consulting Period in accordance with the terms of such plans.

Subject to Mr. Garner’s continued employment and satisfaction of certain other conditions, his outstanding Company equity awards will continue to vest through November 2, 2026.

A copy of the Letter Agreement detailing the foregoing and the benefits to which Mr. Garner is entitled under the Executive Severance Plan is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated January 6, 2026, by and between Todd W. Garner and CONMED Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2026	CONMED CORPORATION
(Registrant)

	By:	/s/ Patrick J. Beyer
	Name:	Patrick J. Beyer
	Title:	Chief Executive Officer